Exhibit 99.1

ARES CAPITAL CORPORATION

SCHEDULES THIRD FISCAL QUARTER EARNINGS RELEASE;

CONFERENCE CALL SCHEDULED

New York, NY – November 1, 2005 – Ares Capital Corporation (NASDAQ: ARCC) announced today that it will report third fiscal quarter earnings for the period ended September 30, 2005 on Monday, November 14, 2005.

Ares Capital Corporation invites all interested persons to attend its conference call at 4:00 p.m. (Eastern Time) on Tuesday, November 15, 2005 to discuss its third fiscal quarter financial results.  You can access the conference call by dialing (888) 343-7167 approximately 5-10 minutes prior to the call.  International callers should dial (415) 537-1980.  All callers should reference “Ares Capital Corporation.”  For the convenience of our stockholders, an archived replay of the call will be available through November 25, 2005 by calling (800) 633-8625.  International callers please dial (402) 977-9141.  For all replays, please reference pin # 21267071.

About Ares Capital Corporation

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private middle market companies.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT:  Merritt S. Hooper of Ares Capital Corporation, 310-201-4200